SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 294-2689

Copies to:

John C. Thompson, Esq.

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective February 5, 2009, Amerityre Corporation (the “Company”) completed the private placement of its securities in the form of units (the “Units”) at a price of $1.00 per Unit for an aggregate purchase price of $460,367 (the “February 2009 Private Placement’). Each Unit consists of four (4) shares of common stock and one (1) warrant to purchase one share of the Company’s common stock, exercisable for two years at an exercise price of $0.50 per share.  The Company sold an aggregate of 455,955 Units, or 1,823,820 shares and 455,955 warrants.  Certain of the Company’s Directors participated in the February 2009 Private Placement and purchased an aggregate of 25,155 Units for aggregate cash proceeds of $29,563.70, or an average of approximately $1.175 per Unit, which amount represents a price in excess of the per share market value of the Company’s common stock at the time of purchase.

The net proceeds the Company received from the February 2009 Private Placement were approximately $434,567, after deducting fees and expenses associated with the offering.  The Units were sold pursuant to (i) Subscription Documents between the Company and the Investor (as defined therein) and (ii) a Form of Warrant to Purchase Common Stock.  The Company believes the offer and sale of the securities described above were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D thereunder because the securities were sold in a transaction not involving a public offering.

Reference is made to the Company’s current report on Form 8-K filed on May 3, 2007 relating to a private placement of units sold pursuant to a (i) Securities Purchase Agreement, dated as of April 30, 2007, among the Company, Enable Growth Partners LP (“Enable Growth”), Enable Opportunity Partners LP (“Enable Opportunity”), and Pierce Diversified Strategy Master Fund LLC (“Pierce” and, together with Enable Growth and Enable Opportunity, the “Buyers”); (ii) Registration Rights Agreement, dated as of April 30, 2007, among the Company and the Buyers; and (iii) Form of Warrant to Purchase Common Stock (collectively the “Enable Transaction Documents”).

Pursuant to the Enable Transaction Documents, the Company issued to the Buyers warrants to purchase up to 550,000 shares of the Company’s common stock (the “Initial Warrants”).  For so long as any of the Initial Warrants remain outstanding and at such time as the Company sells shares of common stock at a purchase price less than the exercise price of the Initial Warrants (a “Dilutive Issuance”), the Company is required to issue to the Buyers additional warrants (“Anti-Dilution Warrants”) and to set the exercise price of the Initial Warrants and the Anti-Dilution Warrants at the same price per share as the shares of common stock the Company sold in the February 2009 Private Placement.  Accordingly, the Company is obligated to reduce the exercise price of the Initial Warrants to $0.25 per share and also issue Anti-Dilution Warrants to purchase up to an additional 994,577 shares of the Company’s common stock at an exercise price of $0.25 per share.  The Initial Warrants and the Anti-Dilution Warrants will expire on May 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  February 10, 2009

AMERITYRE CORPORATION

By: /S/ Gary N. Benninger

Gary N. Benninger

Chief Executive Officer and President